EXHIBIT 10.1

Weyland Tech  Inc. and Info Zone Development Limited

SOFTWARE LICENSE AGREEMENT

January 19, 2016

Weyland Tech Inc., a Delaware corporation, ( “ Weyland Tech ” ) and Info Zone Development Limited, a corporation organized and existing under the laws of HKSAR Hong Kong ( “ Info Zone” ) have agreed to establish this SOFTWARE LICENSE AGREEMENT in order to provide Info Zone with exclusive rights to deploy, utilize, and market Weyland Tech's CreateApp platform (hereinafter "the Technology").

Weyland Tech owns and/or has rights to certain computer software programs, known collectively as the CreateApp Platform ( “ the Technology ” ) that are useful in creating, managing and coordinating e-commerce channels and transactions.

1.     SCOPE OF LICENSE

         1.1 LICENSE GRANT.  License to Weyland Tech ’ s Technology: Weyland Tech grants Info Zone a ten (10) year Sole and Exclusive License, with a five (5) year option to deploy, utilize, market and sell the CreateApp platform.  Info Zone will remain the only source that can sell the Technology in Hong Kong and the People's Republic of China during this exclusive license.

         1.2 TERRITORY.  The Territory of the license shall be Hong Kong and the People's Republic of China.

         1.3 ASSIGNMENT. Info Zone will not have the right to assign the License to any other party.

2.     APPOINTMENT AS SOLE AND EXCLUSIVE LICENSEE

         2.1 APPOINTMENT.  Weyland Tech hereby appoints Info Zone effective during the License Term, as Weyland Tech's distributor of the Technology for use in Hong Kong and the People's Republic of China . The appointment shall be for a Sole and Exclusive License.

         2.2 LICENSE FEES AND REQUIREMENTS.  In return for the Sole and Exclusive License granted above, Info Zone agrees to provide the following to Weyland Tech:

(a) A one time, up-front License Fee of US$10,000 to Weyland Tech, payable upon signing of the SOFTWARE LICENSE AGREEMENT.

(b) In addition to the above fees, Info Zone will pay Weyland Tech a 12.5% transaction fee on the gross commercial sales of all goods and services sold through the CreateApp platform deployed by Info Zone in Hong Kong and the People's Republic of China .

3.       MARKETING AND SUPPORT OBLIGATIONS

         3.1 Info Zone MARKETING AND SALES EFFORTS. Info Zone shall use best efforts to promote and market the Technology in order to maximize the licensing and distribution of the Technology. Such marketing efforts shall include, without limitation: establishment of a marketing and sales team dedicated exclusively to promoting and distributing the Technology; advertising the Technology in a commercially appropriate and reasonable manner; and promoting the Technology at seminars, trade shows and conferences. Info Zone agrees further that its marketing and advertising efforts with respect to the Technology will be of the highest quality, and shall preserve the professional image and reputation of Weyland Tech and the Technology.

4.       PREPARATION OF LOCALIZED VERSIONS

         4.1 PREPARATION OF LOCALIZED VERSIONS. Info Zone shall be responsible for utilizing the Localization Source Code to prepare Localized Versions of the Technology and of any new version thereof in accordance with a schedule to be agreed upon for each such new version.

         4.2 RESPONSIBILITY FOR QUALITY ASSURANCE. Info Zone shall have exclusive responsibility for the development, packaging and quality assurance of Localized Versions.

5.       INSTALLATION, TRAINING, TECHNICAL SUPPORT AND MAINTENANCE

         5.1 INSTALLATION AND TRAINING. Info Zone shall be responsible for conducting all activities required to install the Technology at Retailers and Suppliers and for providing training to the Retailers and Suppliers. Info Zone shall also conduct the training related activities for such Retailers and Suppliers, at such Retailers and Suppliers' request, and charge a reasonable fee to such Retailers and Suppliers for such training. All such installation and training shall be conducted with the highest level of professionalism and quality.

         5.2 TECHNICAL SUPPORT AND MAINTENANCE. Info Zone shall be responsible for providing Technical Support with respect to technical questions, support problems, and Error evaluation and correction to all Retailers and Suppliers of the Technology who have entered into the Software Maintenance Agreement with Info Zone.

         5.3 SOFTWARE MAINTENANCE AND SUPPORT SERVICES. Software Maintenance and Support Services shall be provided under Info Zone's Software Maintenance and Support Services policies in effect on the date the Software Maintenance and Support Services is ordered. Info Zone is hereby authorized to distribute any and all Error corrections and Updates to all of its Retailers and Suppliers customers and sub-licensees.

6.       WARRANTIES

         6.1 Info Zone WARRANTY. Info Zone warrants that it maintains the facilities, resources and experienced personnel necessary to market and distribute Technology and to perform the necessary installation, training and maintenance services related to such Technology and otherwise to fulfill its obligations under this Agreement and that it is not precluded by any existing arrangement, contractual or otherwise, from entering into this Agreement.

         6.2 WEYLAND TECH  FINANCIAL INDEMNITY. Info Zone will indemnify Weyland Tech for, and hold Weyland Tech harmless from, any loss, expense, damages, claims, demands, or liability arising from any claim, suit, action or demand resulting from: (a) the negligence, error, omission or willful misconduct of Info Zone or its representatives or sub-licensees; (b) the breach of any terms of this Agreement; or (c) Info Zone's non- compliance with applicable laws and regulations.

         6.3 WEYLAND TECH  WARRANTY. Weyland Tech warrants and covenants that it has and will during the License Term take all actions reasonably necessary and appropriate to maintain the right to grant Info Zone to use, reproduce, or sublicense the Technology under this Agreement.

7.       COVENANTS AND RESTRICTIONS REGARDING THE TECHNOLOGY

         7.1 PROHIBITION ON DECOMPILING. Info Zone acknowledges that the Technology contains the valuable information of Weyland Tech and Info Zone agrees not to cause or permit the modification, reverse engineering, translation, disassembly, or decompilation of, or otherwise to attempt to derive the source code of the Technology, whether in whole or in part.

         7.2 PROPRIETARY NOTICES. In order to protect Weyland Tech's copyright and other ownership interests in the Technology, Info Zone agrees that as a condition of its rights hereunder, each copy of the Technology and related documentation reproduced by or on behalf of Info Zone shall contain the same proprietary notices on the media, within the code and on the Documentation which appear on the media or within the code of the Technology or on the Documentation delivered by Weyland Tech to Info Zone.

8.       SOURCE CODE.

         8.1 SOURCE CODE TRANSFER. Weyland Tech has placed, or will place within thirty (30) days of the commencement of the License Term, documented and working order copies of the source code of the User Programs and Server Programs under the control of Info Zone.

         8.2 PROTECTION OF SOURCE CODE. Info Zone will protect the Technology source code with the same care and using the precautions which it uses to protect its own source code. Info Zone will limit access to the Technology source code to its employees with a need to know which have agreed in writing to maintain the confidentiality of such source code.

9.       OWNERSHIP AND PROPRIETARY RIGHTS.

         9.1 OWNERSHIP. Weyland Tech shall retain all title, copyright and other proprietary rights in and to the Technology. Info Zone does not acquire any rights, express or implied, in the Technology, other than those specified in this Agreement. In the event that Info Zone makes suggestions to Weyland Tech regarding new features, functionality or performance that Info Zone adopts for the Technology, such new features, functionality or performance shall become the sole and exclusive property of Info Zone.

         9.2 ASSIGNMENT OF RIGHTS IN LOCALIZATIONS. Weyland Tech hereby assigns to Info Zone any and all right and title, including without limitation copyright, it may have in Localized Versions of the Technology, the Documentation, on-line help and the Training Materials as prepared by Info Zone hereunder, including but not limited to any previous work performed by Info Zone.

         9.3 Info Zone'S RIGHTS IN FUTURE DEVELOPMENT WORKS. Weyland Tech agrees and hereby assigns all right, title and interest in any derivative works including enhancements, new software modules or product options (collectively such future versions of the Technology and any derivative works including enhancements, new software modules or product options shall be referred to as "Future Development Work(s)").

10.       MISCELLANEOUS.

         10.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of HKSAR Hong Kong. This Agreement is prepared and executed in the English language only and any translation of this Agreement into any other language shall have no effect.

         10.2 ATTORNEYS FEES. In the event any proceeding or lawsuit is brought by Weyland Tech or Info Zone in connection with this Agreement, the prevailing party in such proceeding shall be entitled to receive its costs, expert witness fees and reasonable attorneys' fees, including costs and fees on appeal.

         10.3 ARBITRATION. Choice of Forum and Venue. Each party to this Agreement shall have the right to have recourse to and shall be bound by the pre-arbitral referee procedure of the International Chamber of Commerce in accordance with its Rules for a Pre-Arbitral Referee Procedure.  All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one arbitrator appointed in accordance with the said Rules.  The parties further agree that the language to be used for any pre-arbitral referee procedures and for the arbitration will be English, and that the Parties shall mutually agree as to the location where any of the foregoing proceedings shall take place.  Notwithstanding any other provision of this Agreement, either party shall be entitled to seek injunctive or other provisional relief from any court of competent jurisdiction at any time prior to, during or after any pre-arbitral referee procedure or arbitration proceeding initiated under this Section 10.

WEYLAND TECH  INC.

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Info Zone  Development Limited

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/s/ Brent Y Suen, CEO - Weyland Tech Inc.

/s/ Kan Kok Wai, Director - Info Zone  Development Limited